Exhibit 10.1

AMENDMENT NO. 2 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this “Amendment”), is entered into as of November 27, 2019, among:

(i)       Home Treasure Finders, Inc., a Colorado corporation (“Parent”),

(ii)       HMTF Merger Sub Inc., a Colorado corporation (“Buyer”, and together with Parent, the “Buyer Parties”),

(iii)       Energy Hunter Resources, Inc., a Delaware corporation (the “Company”),

(iv)       certain stockholders of the Company set forth on Schedule 3.4 hereto (collectively, the “Sellers”, and together with the Company, the “Seller Parties”), and

(v)       Gary C. Evans, in the capacity of the representative of the Sellers (“Sellers’ Representative”) in accordance with this Agreement.

Each of Parent, Merger Sub, Company, and Sellers may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Buyer Parties, the Seller Parties, and Sellers’ Representative entered into that certain Stock Purchase Agreement, dated as of August 15, 2019 (the “SPA”);

WHEREAS, the Parties entered into Amendment No. 1 to the SPA on October 1, 2019;

WHEREAS, each of the Parties are working in good faith using commercially reasonable efforts to satisfy the conditions to Closing set for in Article VI of the SPA;

WHEREAS, the Parties reasonably anticipate that as of the date hereof that the conditions to Closing will be satisfied;

WHEREAS, prior to Closing, the Parties wish to amend certain provisions of the SPA to reflect certain modifications and supplements to the transactions contemplated thereby; and

WHEREAS, capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the SPA.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

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1.                  Amendment to Section 1.2 of SPA. Section 1.2 of the SPA is deleted in its entirety and replaced with the following:

1.2        Purchase Price

(a)       Upon the terms and subject to the conditions set forth in this Agreement, the per share consideration to be paid by Buyer for the Purchased Shares (the “Share Purchase Price”) shall be 1 share of Parent Series A Convertible Preferred for each Purchased Share. In the aggregate, 6,328,948 shares of Parent Series A Convertible Preferred shall be issued for the Purchased Shares (the “Purchase Price”). Each share of Parent Series A Convertible Preferred shall (a) convert into 15.7 shares of common stock of the Parent, (b) possess full voting rights, on an as-converted basis, as the common stock of the Parent, and (c) have no dividend rate. The numbers in this Section 1.2 shall be subject to adjustment for any stock issuance, stock split, stock dividend, stock combination or other similar transactions, whether by the Parent or the Company.

(b)       Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after Closing, the Buyer agrees to convert shares of the current outstanding 34,000 shares of the Company’s Series C Convertible Preferred Stock (“Series C Convertible”) into shares of the Parent’s common stock (the “Series C Conversion”). Each share of Series C Convertible shall be convertible into such number of fully paid and nonassessable shares of common stock as is determined by the following formula:

VH
CP

where: VH = dollar value of Series C Convertible held by such holder; and

CP = $0.352.

The total shares of common stock to be issued by Parent in connection with this conversion of the Series C Convertible shall be 2,414,773. In addition to the foregoing, each holder of the Series C Convertible shall receive 2 warrants, in the form attached hereto as Appendix A (the “Warrant”), for each share of common stock of the Parent that such holder receives. The Series C Conversion together with payment of the Purchase Price by the Buyer shall be construed as all part of the same transaction for purposes of this Agreement.

2.                  Addition of Section 6.1(h). Section 6.1 of the SPA is amended by the addition of the following clause (h).

(h)       The Parties shall have entered into Amendment No. 2 to this Agreement.

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3.                  Addition of Section 6.3(g). Section 6.3 of the SPA is amended by the addition of the following clause (g).

(g)       Evans Escrow. At or prior to Closing, the Parent shall have communicated to the Parent’s transfer agent, that upon the conversion of the Parent Series A Convertible Preferred, six (6) million underlying shares of common stock shall be escrowed from those to be issued to Gary C. Evans (the “Escrowed Shares”). Such escrow shall be released on the date that is 18 months after the Closing Date (the “Escrow Period”). If at any time during the Escrow Period, the Parent should issue any shares of its common stock pursuant to either an offering of equity, hybrid securities, or in exchange for another party’s securities or assets at a price per share less than $0.37, the Parent’s transfer agent shall cause the Escrowed Shares to be distributed to the shareholders of record of the Parent immediately prior to the Closing date on a pro rata basis. If all such share issuances are made at prices that are $0.37 or greater during the Escrow Period then the Escrowed Shares shall be released to Gary C. Evans at the expiration of the Escrow Period. During the Escrow Period, Mr. Evans shall retain full voting and shareholder rights regarding the Escrowed Shares, other than the right of transfer which shall be restricted. The transfer agent shall be directed to put a restrictive legend to that effect on the Escrowed Shares, thereby precluding their transfer. For the avoidance of doubt, this provision regarding the $0.37 threshold price shall not apply to (a) the common stock issued pursuant to this Agreement (including the Series C Conversion) and (b) the exchange with, or tender to, the Parent of the remaining shares of common stock of the Company so long as the total number of shares of common stock issued in connection with this Agreement and any tender or exchange does not exceed 123,483,390 shares.

4.                  Contingent Liability Earnout. The Parties acknowledge and agree that no Parent Contingent Earnout Documents are necessary to document the ongoing requirement of the Parent to share with the Parent shareholders of record on the day before the Closing that such shareholders shall be entitled to receive one-half of the net proceeds on an as-received basis from an enforced, final non-appealable judgment from any litigation arising out of the Commercial Lease Default, in accordance with the provisions of Section 6.1(e). The Parent and the Company re-confirm their intent to continue to pursue this litigation post-Closing.

5.                  Further Assuances. The Parties acknowledge and agree that Section 5.4 of the SPA shall survive Closing and that each will take any further action as necessary to reasonably carry out the purposes of the SPA as set forth therein.

6.                  Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

7.                  No Other Amendment. The terms of this Amendment No. 2 shall supersede and prevail over any conflicting provisions of the SPA. Except as amended hereby, and subject to the preceding sentence, all of the remaining terms of the SPA shall remain unchanged and in full force and effect.

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8.                  Miscellaneous. This Amendment No. 2 may be executed by the parties in separate counterparts, each of which when so executed will be deemed an original, and both of which together will constitute one and the same instrument. This Amendment No. 2 may be executed and delivered by electronic or facsimile transmission with the same effect as if delivered personally. All references herein to the SPA or “this Agreement” shall mean the SPA, as amended pursuant to this Amendment and Amendment No. 1.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Buyer:

HMTF MERGER SUB INC.

By: /s/Corey Wiegand___________

Name: Corey Wiegand
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Parent:

HOME TREASURE FINDERS, INC.

By: /s/Corey Wiegand___________

Name: Corey Wiegand
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

The Company:

ENERGY HUNTER RESOURCES, INC.

By: /s/ Gary C. Evans____________

Name: Gary C. Evans
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Sellers’ Representative on behalf of himself and each of the Sellers pursuant to Section 9.14 of the SPA:

/s/ Gary C. Evans
Gary C. Evans

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APPENDIX A

FORM OF WARRANT

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[FORM OF WARRANT FOLLOWS ON SUBSEQUENT PAGE]

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